EXHIBIT 8.1
                    [LETTERHEAD OF APPLEBY, SPURLING & KEMPE]


                                                               27 February, 1998


Tyco International Ltd.
The Gibbons Building
10 Queen Street
Suite 301
Hamilton HM11
Bermuda

Dear Sirs,

RE:      REGISTRATION STATEMENT ON FORM S-3
         REGISTRATION NO. 333-43333

We have acted as attorneys in Bermuda for Tyco International Ltd., a Bermuda limited liability company (the "Company"), in connection with its filing with the Securities and Exchange Commission of a Registration Statement on Form S-3, File No. 333-43333, as amended (the "Registration Statement"), with respect to the Company's (i) unsecured debt securities ("Debt Securities"), (ii) common shares, US$.20 par value per share (the "Common Shares"), (iii) share purchase contracts to purchase Common Shares ("Share Purchase Contracts"), and (iv) share purchase units, each representing ownership of a Share Purchase Contract and Debt Securities or debt obligations of third parties, including U.S. Treasury securities, securing the holder's obligation to purchase the Common Shares under the Share Purchase Contracts and, together with the Debt Securities, the Common Shares and the Share Purchase Contracts, to be issued from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended, of the United States, for an aggregate initial offering price not to exceed $2,000,000,000.

In rendering our opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate in connection with this opinion. Subject to the limitations set forth below, our opinion is as set out in the section entitled "Certain United States Federal Income, United Kingdom and Bermuda Tax Consequences" of the Prospectus Supplement dated February 20, 1998 to the Prospectus that is part of the Registration Statement filed by the Company with the United States Securities and Exchange Commission (the "Prospectus").

Our opinion is limited to such matters. We express no opinion as to the laws of the United Kingdom, the United States of America or any other territory or jurisdiction.

We  hereby  consent  to  the  filing  of  this  opinion  as an  exhibit  to  the
Registration Statement and to the reference to our firm under the caption "Certain United States Federal Income, United Kingdom and Bermuda Tax Consequences--Bermuda" in the Prospectus. In giving this consent, we do not concede that we are an "expert" for the purposes of the United States Securities Act of 1933.

Very truly yours,

/s/ APPLEBY, SPURLING & KEMPE
-----------------------------
Appleby, Spurling & Kempe